UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2021
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55477	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD

On March 2, 2021, FingerMotion, Inc. (the “Company”) issued a news release to announce that it has been invited to present at the Emerging Growth Conference, which is being held virtually on March 3, 2021.

This second Emerging Growth Conference is a live, interactive online event that will allow attendees the opportunity to interact with the Company’s CEO, Martin J. Shen, in real time.

Mr. Shen is scheduled to present at 12:00 p.m. Eastern time for 30 minutes with a short corporate presentation and will do his best to answer any questions in the allotted amount of time.

For additional information about the Emerging Growth Conference and to register to ensure you are able to attend the conference and receive any updates that are released, please go to the following link:

https://attendee.gotowebinar.com/register/8069737362322078988?source=FNGR

If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available on www.EmergingGrowth.com

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On January 25, 2021, the Company issued a news release to announce that its subsidiary, Finger Motion Financial Company Limited’s, big data analytic arm branded “Sapientus,” has entered into a services agreement with Pacific Life Re, a global life reinsurer serving the insurance industry with a comprehensive suite of products and services. This arrangement was formed to develop a holistic multi-faceted risk rating concept, leveraging the Company’s proprietary approach to analytics by drawing data from novel sources and filtering them through advanced algorithms. The ultimate goal is to apply new insights generated from FingerMotion’s predictive model to the traditional insurance industry.

Sapientus specializes in data mining and predictive algorithms which enable more refined analysis of insurance customers. The collaboration with Pacific Life Re is in alignment with the FingerMotion’s vision to apply behavioral insights to drive value for the insurance industry and enhance customers’ experience. FingerMotion’s platform will not only employ cutting-edge behavioral risk analytics, but also allow for bilateral feedback and synchronization between insurance analytics and FingerMotion’s proprietary big data engine. With the significant uptick in insurtech business activities, FingerMotion’s platform forms the core of a competitive suite of value-added capabilities conducive to business success for FingerMotion’s insurance clients.

“This agreement with Pacific Life Re is validation of our big data insights business arm,” said Martin Shen, CEO of FingerMotion Inc. “We believe we can form the foundation of a new business model with Pacific Life Re augmenting the insurance value chain, from more efficient insurance underwriting journey to claims management process. Having an integrated platform that queries and interprets data in real-time is a giant leap forward in the industry. Pacific Life Re has always had an eye on driving value-enhancing innovations. We look forward to promoting collaborative value creation with Pacific Life Re and delivering more insightful, efficient, and customized solutions to the wider insurance ecosystem.”

Chan Keng Hong, Pacific Life Re’s Head of Greater China, said, “Pacific Life Re is focused on serving our partners and their customers through our data-driven and technology-led approaches. We are confident that this joint undertaking will provide us with greater opportunities to present a wider range of novel and innovative solutions in order to grow and reinvigorate the China insurance industry.”

About Sapientus

Sapientus is the insurance analytic brand by Finger Motion Financial Company Limited, which is a wholly owned subsidiary of FingerMotion, Inc. It was launched in July 2020 as a standalone Big Data Insights division to focus on delivering data-driven solutions and insights for businesses within the insurance and financial services industries. Sapientus transforms raw telco data into basic building blocks, statistical measures and behavioral inferences, while layering in auxiliary contextual information, to extract behavioral insights and power revolutionary applications for insurance and financial services.

A copy of the news release is attached as Exhibit 99.2 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated March 2, 2021
99.2	News Release dated January 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: March 2, 2021	By: /s/ Martin Shen Martin J. Shen CEO